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                                                                    EXHIBIT 10.8

                  STANDARD CANADIAN LICENSE AGREEMENT - FORM B

         THIS AGREEMENT dated as of and effective the 18th day of May, 1999 by and between SERTA, INC., a Delaware corporation (hereinafter referred to as "Serta"), and STAR BEDDING PRODUCTS LIMITED, a corporation organized under the laws of the Province of New Brunswick (hereinafter referred to as "Licensee").

                                   WITNESSETH:

         WHEREAS, Serta is a service organization serving related companies which are in the business of manufacturing and selling mattresses and other articles suitable for bedding purposes; and

         WHEREAS, Serta has heretofore adopted, or otherwise acquired, and now owns, uses, advertises and authorizes the use and advertising of certain trade names, trademarks and labels identifying such articles; and

         WHEREAS, Serta licenses persons, firms and corporations to manufacture such articles under standard specifications covering the method or process of the manufacture thereof, the quality of workmanship employed in such manufacture and the quantity and quality of the materials entering into such manufacture; and

         WHEREAS, Licensee desires to obtain from Serta an exclusive right to manufacture or sell or manufacture and sell mattresses and other articles in the territory hereinafter described under the specifications now and hereafter adopted by Serta for the manufacture of such articles and to obtain the right to attach the trademarks, trade names and labels of Serta to such articles; and

         WHEREAS, Licensee desires to be a holder of Class B stock of Serta and is willing to comply with the By-Laws of Serta now or hereafter in force and also with the specifications, rules and regulations of Serta in force from time to time covering the manufacture and sale of such articles and the use of such trademarks, trade names and labels.

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         NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, it is agreed as follows:

         1. Definitions. As used herein, the following terms shall have the following meanings:

                  (a) "Affiliate" shall mean any person, firm or corporation which directly or indirectly controls, is controlled by, or is under common control with Licensee or any person who is an employee, officer, director or partner of Licensee.

                  (b) "Bedding Products" shall mean mattresses, pads, box springs, bed springs, foundations, sofa beds, studio couches, chair beds, all other dual purpose sleep equipment, water beds, hybrid flotation systems, and all mattresses, box springs, bed springs or foundations manufactured for use in any furniture or products designed at least in part for sleeping.

                  (c) "Budget Year" shall mean the calendar year.

                  (d) "Canadian License Form B" shall mean the form of license so designated by Serta pursuant to Article 37 of the By-Laws of Serta.

                  (e) "Canadian Licensees" shall mean all persons or entities which hold a Canadian License Form B from Serta for territories in Canada.

                  (f) "Canadian National Advertising" shall be defined from time to time by the Board of Directors of Serta and may apply to any activities reasonably related to the creation, distribution, placement and supplementing of advertising of the Serta name, its trademarks and Serta products for exposure or distribution on a widespread basis throughout all or major portions of Canada. Without limiting the foregoing, national advertising purposes may include, but are not limited to, costs and expenses for the purchase of time on network, regional, local, cable or other television or radio, space in magazines or newspapers, production of advertising commercials or materials, talent fees, agency fees, other creative costs, wallboards, cards and other promotional materials.


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                   (g) "Dual Purpose Bedding Products" shall mean those Bedding
Products consisting of sofa beds, studio couches, chair


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beds and any other similar dual purpose convertible sleep equipment, whether or not Serta Products.

                  (h) "Executive Committee" shall mean a committee, the members of which shall consist of Serta's Vice President of Marketing and a representative of each Canadian Licensee, one of whom shall serve as Chairman of such committee and elected by the licensees.

                  (i) "First Base Year" shall mean the calendar year immediately preceding the applicable Budget Year.

                  (j) "Sales" shall mean the total dollar amount in Canadian dollars of gross sales of Bedding Products and Serta Products manufactured and/or sold by Licensee and all Affiliates of Licensee, less returns and adjusted for pricing errors, but with no deductions for trade and quantity discounts, payments to or for the direct benefit of sales personnel of customers and/or cash discounts. Any questions which may arise under the provisions of this Paragraph 1(j) shall be determined in accordance with generally accepted accounting practices by the certified public accountants of Serta.

                  (k) "Sales Base" shall mean, for any Budget Year, the total dollar amount in Canadian Dollars of Sales of Bedding Products and Serta Products, but excluding Sales of Sears Private Label Products, Dual Purpose Bedding Products and Stationary Furniture Products; all as established by the President of Serta in consultation with the Executive Committee and announced to Licensee on or before September 30 of the First Base Year.

                  (l) "Sears Private Label Products" shall mean Bedding Products sold to Sears and bearing a Sears private label brand.

                  (m) "Second Base Year" shall mean the calendar year immediately preceding the applicable First Base Year.

                  (n) "Serta Canada" shall mean any entity owned, controlled or designated by Serta from time to time which coordinates the implementation and placement of Canadian National Advertising of Serta or Serta Products in Canada and performs such other services to or for the benefit of Canadian Licensees as Serta may specify.


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                  (o) "Serta Products" shall mean all products, whether or not
Bedding Products, to which, or to the containers in which the same are packaged, any trade name, trademark or label of Serta is affixed or which are in any manner identified as "Serta".

                  (p) "Stationary Furniture Products" shall mean stationary upholstered chairs or sofas designed and manufactured to Serta specifications and bearing a Serta trademark.

                  (q) "Supplemental Sales Base" shall mean, for any Budget Year, the total dollar amount in Canadian Dollars of Sales of Dual Purpose Bedding Products, Stationary Furniture Products and Sears Private Label Products, as established by the President of Serta in consultation with the Executive Committee and announced to Licensee on or before September 30 of the First Base Year.

2.       Grant of License.

                  (a) Serta hereby grants to Licensee the exclusive right and license to manufacture or sell or manufacture and sell mattresses and other articles suitable for bedding purposes in the territory described in Exhibit A attached hereto (the "Territory"), in accordance with the specifications, By-Laws, rules and regulations of Serta and Serta Canada and the resolutions of Serta's and Serta Canada's Board of Directors (and any duly constituted committee of either such Board) in force from time to time.

                  (b) Licensee shall have the right to manufacture or sell or manufacture and sell under the license hereby granted so long as Licensee is not in default in any of the terms, covenants and conditions contained herein to be kept and performed by Licensee.

                  (c) A complete set of all specifications, By-Laws and rules and regulations in force at the date hereof and pertaining to the manufacture or sale or manufacture and sale under the license hereby granted are attached hereto as Exhibit B and made a part hereof. All amendments, changes or revisions of Exhibit B hereafter made by Serta shall become a part hereof to the same extent as if the same had been in effect at the date hereof.

                  (d) Licensee shall not sell or deliver any Serta Products to any customer located outside the Territory.


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                  (e) Licensee shall at all times exert its best efforts to
obtain maximum sales of Serta Products in the Territory. If Licensee shall not meet such minimum quota of Sales of Serta Products in the Territory as may from time to time be provided in Serta's By-Laws under a plan uniformly applicable to all United States and Canadian Licensees, such failure may be deemed and treated by Serta to be a default by Licensee hereunder.

         3. Stock Subscription. Licensee hereby subscribes to 50 shares of Class B capital stock of Serta at a price of $50.00 per share, payable upon demand. Licensee agrees at all times to remain in good standing as a holder of Class B stock of Serta and to comply with all of the provisions of the By-Laws of Serta and Serta Canada, the terms and provisions of Exhibit B and the resolutions adopted from time to time by Serta's or Serta Canada's Board of Directors (and any duly constituted committee of either such Board); provided, however, that no fees, assessments or other obligations for payment may be imposed or assessed upon Licensee by Serta or Serta Canada except as specifically provided in this License Agreement, as amended from time to time, or as otherwise agreed to between Licensee and Serta.

         4. National Services Requirement.

                  (a) As used in this Agreement, the following terms shall have the following meanings:

                           (i) "Aggregate NSR" shall mean, for any Budget Year, an amount equal to the greater of (A) the sum of (x) the equivalent in United States Dollars of the total Sales Base of all Canadian Licensees for such Budget Year multiplied by the NSR Percentage Factor plus (y) the equivalent in United States Dollars of the total Supplemental Sales Base of all Canadian Licensees multiplied by .33%; or (B) United States $154,000. The equivalent in United States Dollars of Sales shall be determined by using a conversion factor equal to the average of the exchange rates between United States Dollars and Canadian Dollars published in the Wall Street Journal on the 15th day of each month in the First Base Year.

                           (ii) "NSR Percentage Factor" shall mean 1.00% for the Budget Year 1995; 1.10% for the Budget Year 1996; 1.155% for the Budget Year 1997; 1.21% for the Budget Year 1998; and for each Budget Year thereafter, the lesser of (A)


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         90% of the percentage factor for such Budget Year established by the
         Serta Board of Directors pursuant to Article 55(b) of the Serta By-Laws with respect to determination of the Base Fee payable by Class A Stockholders of Serta or (B) 110% of the NSR Percentage Factor for the First Base Year applicable to such Budget Year.

                           (iii) "Services" shall include, without limitation, marketing advice, research and development, engineering services or advice, technical assistance or advice and sales methods and marketing.

                           (iv) "Review" shall the most recently updated Statistical Review of Canadian Business as compiled and published by Statistics Canada.

                           (v) "Total Territory Bedding Retail Spending", for the territory of any Canadian Licensee, shall mean the sum of the products obtained by multiplying (A) the Estimated Number of Households for each province or county comprising such Canadian Licensee's territory, as set forth in Table 4001 of the Review, by (B) the Average Family Expenditure for Springs, Mattresses, Boxes and Frames for such province or county, as set forth in Table 2318 of the Review.

                           (vi) "Index" shall mean the fraction, expressed as a percentage, the numerator of which is the Total Territory Bedding Retail Spending for Licensee's Territory and the denominator of which is the sum of the Total Territory Bedding Retail Spending for the territories of all Canadian Licensees.

                  (b) In consideration of the license hereby granted and Serta's rendition during the term hereof of Services to or for the benefit of its stockholders and licensees, including Licensee, for each Budget Year, Licensee shall pay to Serta in United States Dollars Licensee's National Services Requirement ("NSR"). The NSR for Licensee for each Budget Year shall be an amount equal to the sum of: (i) 50% of the Aggregate NSR for such Budget Year divided by the number of Canadian Licensees; and (ii) 50% of the Aggregate NSR for such Budget Year multiplied by the Index.

                  (c) Serta's Vice President of Manufacturing shall be responsible for the development of specifications and quality


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control with respect to Serta Products manufactured or sold or manufactured and sold by Licensee.

                  (d) The Canadian Regional Accounts Program shall be administered in accordance with the Rule H of Serta's Rules and Regulations attached hereto as part of Exhibit B.

         5. National Advertising Requirement.

                  (a) As used in this Agreement, the following terms shall have the following meanings:

                           (i) "NAR Percentage Factor" shall mean 1.54% for the Budget Year 1995; 1.67% for the Budget Year 1996; 1.86% for the Budget Year 1997; 2.00% for the Budget Year 1998; and for each Budget Year thereafter, the percentage factor for such Budget Year established by the Serta Board of Directors; provided, however, that the NAR Percentage Factor for any Budget Year commencing with the Budget Year 1999 shall not exceed 110% of the NAR Percentage Factor for the First Base Year applicable to such Budget Year.

                           (ii) "PAR Sales" shall mean, for any Budget year, for any Canadian Licensee, an amount equal to the sum of (A) 50% of such Canadian Licensee's total Sales Base for such Budget Year, and (B) 50% of the total Sales Base of all Canadian Licensees for such Budget Year multiplied by the Index for such Canadian Licensee.

                  (b) In further consideration of the license hereby granted, for each Budget Year, Licensee shall pay to Serta Canada in Canadian Dollars for Canadian National Advertising Licensee's National Advertising Requirement ("NAR"). The NAR for Licensee for each Budget Year shall be an amount equal to the greater of (i) the sum of (A) Licensee's PAR Sales for such Budget Year multiplied by the NAR Percentage Factor plus (B) .67% of Licensee's Supplemental Sales Base for such Budget Year; or (ii) Canadian $300,000 multiplied by a fraction, the numerator of which is the sum of (A) Licensee's PAR Sales for such Budget Year plus (B) Licensee's Supplemental Sales Base for such Budget Year, and the denominator of which is the sum of (C) the PAR Sales of all Canadian Licensees for such Budget Year multiplied by the NAR Percentage Factor plus (D) the Supplemental Sales Base of all Canadian Licensees for such Budget Year.


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                  (c) All amounts paid to Serta Canada for NAR shall be budgeted and expended solely for the purposes of Canadian National Advertising as determined by Serta's Vice President of Marketing, Serta's Vice President of Advertising and the Chairman of the Executive Committee.

                  (c) Any amount expended by Licensee for Canadian National Advertising separate and apart from amounts paid to Serta Canada or Serta shall not be counted or computed in satisfaction of Licensee's NAR hereunder. If, for whatever reason, Serta Canada shall not be in existence, fail to function, be unable to conduct Canadian National Advertising or be unable or unwilling to receive Licensee's full NAR, Licensee shall pay to Serta in each Budget Year a fee ("Advertising Fee") in an amount equal to Licensee's NAR, or such portion of it as may be unpaid from time to time, in monthly installments in United States Dollars equivalent in value at the time of each installment to the NAR then due, and in accordance with such procedures as Serta may from time to time prescribe. Any Advertising Fee so received by Serta shall be budgeted and expended by Serta solely for the purposes of Canadian National Advertising.

         6. Payment; Records.

                  (a) As a condition to the continuance of the license hereby granted, so long as Serta Canada shall be in existence and conduct Canadian National Advertising, Licensee shall pay its NAR to Serta Canada in each Budget Year and shall enter into such standard agreements, arrangements or contracts with Serta Canada as Serta Canada may from time to time reasonably require in connection with its undertaking to conduct Canadian National Advertising.

                  (b) Licensee's NSR, NAR and, if applicable, Advertising Fee shall be due and owing on the 12th day of January of each Budget Year and shall be payable in twelve equal monthly installments on the 12th day of each month of each such Budget Year. Licensee agrees that on or before January 1 of each Budget Year it will execute installment notes for each such fee in favor of Serta or Serta Canada, as the case may be, in the form attached hereto as Exhibit C and Exhibit D, respectively. Each note shall provide that the payee may, in its sole discretion, in the event payment of any installment shall not be made within 10 days after the date it due, place the note with any bank or banks selected by it for the purpose of collection of such delinquent installment and


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any other installment that may be due and unpaid. Each note shall further provide that in the event the note is so placed for collection, the maker thereof shall be required to pay all costs of collection, including, but not limited to, attorney's fees.

                  (c) All fees and requirements required by this License Agreement to be paid directly to Serta shall be payable in lawful money of the United States of America. Licensee shall, if directed by Serta, deposit moneys in payment of such fees in a bank or banks designated by Serta, which may be a United States bank or banks, a Canadian bank or banks, or any combination thereof. Although it is understood that Serta is not subject to Canadian income taxes in respect of the fees provided for in this License Agreement under present law, in the event that any such taxes are imposed by any Canadian, provincial or local authority, Licensee may, if required by law, withhold and pay such taxes. In the event such taxes are imposed, all rates hereunder for fees shall be adjusted to produce net receipts thereof to Serta or Serta Canada, as the case may be, in the amounts set forth in this License Agreement without reduction by reason of any such tax imposed.

                  (d) On or before the 15th day of each calendar month, Licensee shall submit to Serta written reports showing the total Sales of Licensee and its Affiliates of Bedding Products, whether or not Serta Products, and all other Serta Products, if any, during the preceding calendar month. In addition, within 150 days after the end of each fiscal year of Licensee, Licensee shall furnish to Serta a copy of the annual audit report of Licensee certified by Licensee's independent certified public accountants. Licensee shall furnish such further information, reports and breakdowns concerning such Sales, and Sales of any items competitive to Serta Products, in such form and at such times as Serta shall reasonably require from time to time. All such reports and information shall be signed and certified by an executive officer of Licensee. Licensee shall permit authorized agents of Serta to examine, at any and all reasonable times, the books of account and records of Licensee and its Affiliates pertaining to Sales and its annual financial statements and reports, together with any reports of data thereon.

         7. Additional Assessments. Notwithstanding anything to the contrary contained in this License Agreement, to the extent that the actual expenses incurred in any Budget Year for Canadian National Advertising exceed the amount budgeted for the Aggregate


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NAR, Licensee shall pay to Serta Canada, Licensee's pro rata share of such excess amount, based on the ratio of Licensee's Sales Base for the First Base Year to the Sales Base of all Canadian Licensees for the First Base Year. Any such amount required to be paid by Licensee under this Paragraph 7 shall be payable upon demand therefor by Serta Canada.

         8. Infringement. Serta shall at all times, so long as Licensee is not in default hereunder, exert its best efforts to protect Licensee in its exclusive license for the Territory. Serta shall prosecute or defend any and all litigation to which Licensee may be made a party arising out of the use by the Licensee of the trade marks, trade names and labels adopted by Serta from time to time or arising out of the infringement of any patents in connection with the method of manufacturing Serta Products or in connection with any articles or materials used in the manufacture of such products, provided that Licensee gives Serta timely notice of any and all litigation so as to enable Serta to appear in such litigation and prepare properly for the prosecution of defense thereof. Serta agrees to save Licensee harmless from any and all loss, costs or damages sustained by Licensee arising out of any such litigation, so long as Licensee is not in default in the performance of any of the terms, covenants and conditions hereof.

         9. Termination. If Licensee shall default in the prompt and full compliance with or performance of any of the provisions of this License Agreement, Serta may terminate the license hereby granted and the rights and interests of Licensee as a stockholder of Serta upon not less than 30 days' prior written notice to Licensee specifying such default or defaults and the effective date of such termination. Licensee shall have the right to cure any such default or defaults prior to the date of termination as specified in such notice. Nothing contained in this Paragraph 9 shall limit or affect the consequences of a prohibited assignment or sub-licensing by Licensee under Paragraph 11 of this License Agreement.

         10. Good Will. The good will created in connection with the manufacture or sale or manufacture and sale by Licensee of Serta Products shall at all times be the property of Serta. In the event the license granted hereby shall be terminated pursuant to the provisions of this License Agreement, all rights of Licensee to use such trademarks or to enjoy the benefits of such good will shall terminate and revert to Serta. From and after the date of such


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termination, Licensee shall not manufacture or sell any Serta Products and shall not use or affix any of the trade name, trademarks or labels theretofore used by it in connection therewith under the terms of the license granted hereby upon any articles thereafter manufactured or sold by Licensee and Licensee shall not hold itself out to the public as a licensee of Serta or as having any rights in the Serta name or good will. Serta shall have the right to enforce by injunction the full and faithful performance by Licensee of this covenant and Licensee hereby consents to the granting of a temporary injunction and a permanent injunction, without bond, against Licensee.

         11. Assignment. (a) Neither the license granted hereby nor any of the rights or privileges granted to Licensee hereunder shall be assignable by Licensee or by operation of law or otherwise to any other person, firm or corporation. Licensee shall not sub-license or sub-contract any of such rights or privileges, including, without limitation, the right to manufacture or sell or manufacture and sell Serta Products, to any other person, firm or corporation whomsoever. Notwithstanding any other provision of this License Agreement, any such assignment or sub-license shall forthwith terminate, without notice, the license hereby granted to Licensee and the rights and interests of Licensee as a stockholder of Serta and any such sub-contract shall constitute a default referred to in Paragraph 9 above.

                  (b) As used in this Paragraph 11, the following terms shall have the following meanings:

                           (i) The term "voting shares" shall mean the issued and outstanding voting shares in a corporation and the voting rights or beneficial interest in its voting shares.

                           (ii) The term "majority shares" shall mean such number of the voting shares in a corporation as shall amount to more than one-half thereof.

                           (iii) The term "control stockholder" shall mean the owner or owners of the majority shares in a corporation.

                  (c) Each of the following events shall be deemed and treated to be an assignment of the license hereby granted prohibited by the provisions of Paragraph 11(a) above:


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                           (i) The filing by Licensee, or by the control
         stockholder of Licensee, of a voluntary petition or similar pleading under any section or sections of any Bankruptcy Act or in any court to declare Licensee, or its control stockholder, insolvent;

                           (ii) An assignment for the benefit of creditors by Licensee or by its control stockholder;

                           (iii) The filing against Licensee or its control stockholder of any involuntary petition or similar pleading under any section or sections of any Bankruptcy Act or any involuntary petition or similar pleading in any court to declare Licensee or its control stockholder insolvent, or the appointment of a receiver for Licensee or its assets or for the control stockholder or his assets; provided, however, that if such petition or pleading shall be dismissed or withdrawn, or such appointment shall be vacated within 30 days after the filing or occurrence thereof, the provisions of this Paragraph 11(c)(iii) shall not apply.

                  (d) Subject to the provisions of Paragraphs 11(e) and 11(f) below, each of the following events shall also be deemed and treated to be an assignment of the license hereby granted prohibited by the provisions of Paragraph 11(a) above:

                           (i) The transfer, by sale or otherwise, of the majority shares in Licensee.

                           (ii) The exchange of the majority shares in Licensee for less than the majority shares in another corporation pursuant to a merger with, consolidation into or other form of reorganization involving another corporation.

                           (iii) The transfer of the majority shares in Licensee by the control stockholder to another person or persons by successive transfers of such number of voting shares in Licensee as will total the majority shares in Licensee, or as the result of the issuance or successive issuances of additional voting shares in Licensee, or as the result of the sale or successive sales of treasury shares by Licensee for cash or other consideration or in satisfaction of any debt or debts of Licensee, or as consideration for the acquisition of shares or other interests in another


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         corporation, firm or proprietorship, or as the result of the merger of another corporation into Licensee, or as the result of any combination of the foregoing events. Two or more transfers or issuances of voting shares in Licensee shall be deemed and treated to be successive transfers or successive issuances regardless of the period in which the same shall be effected.

                           (iv) If the majority shares in Licensee are owned, directly or indirectly, by another corporation and any event set forth above in this Paragraph 11(d) shall occur in respect of such corporation, the occurrence of such event shall be deemed and treated to be an assignment of this license prohibited by the provisions of Paragraph 11(a) above, with the same force and effect as if such event had occurred with respect to Licensee.

                  (e) Transfers to the following described classes of persons shall not be deemed or treated to be transfers for purposes of Paragraph 11(d) above:

                           (i) The spouse, father, mother, brothers, sisters, children or grandchildren of the transferor, including, but not in limitation, such persons as are so related through adoption.

                           (ii) A donee by bona fide gift or legatee or heir through inheritance, in trust or otherwise, of a transferor.

                           (iii) A person or persons who shall acquire their voting shares in Licensee pursuant to a contract or contracts in force and effect on the date of execution of this license; provided that concurrently with the execution of this License Agreement, Licensee furnishes to Serta a written statement setting forth the date of the execution of any such contract or contracts, the persons signatory thereto and their addresses, and the number of voting shares in Licensee subject thereto.

                           (iv) A transferee of the control stockholder of Licensee provided that one or more classes of the voting shares of Licensee is registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934 or any successor statute then in effect or any comparable provisions


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         of Canadian law, and provided further that after giving effect to such transfer, at least one of the classes of voting shares of Licensee so registered remains, and is required to remain, so registered.

                           (v) A transferee of the control stockholder of any corporation ("parent corporation") which directly or through or together with one or more subsidiaries owns the majority shares in Licensee, provided that one or more classes of the voting shares of parent corporation or any of such subsidiaries is registered under
         Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934 or any successor statute then in effect or any comparable provision of Canadian law, and provided further that after giving effect to such transfer, at least one of the classes of voting shares so registered remains, and is required to remain, so registered.

                  (g) Upon the written request of Licensee to Serta and the submission to Serta by Licensee of such facts and information as Serta shall request, Serta may, by the affirmative vote of a majority of its Board of Directors, consent to any assignment referred to in Paragraph 11(d) above. Such consent shall not be unreasonably withheld. If, following a request by Licensee that Serta consent to such an assignment, a majority of Serta's Board of Directors shall not consent thereto, or shall not take action thereon within 30 days after Serta receives from Licensee such facts and information as it shall have requested concerning such assignment, License may, by written notice to Serta, request that such consent be considered and acted upon by the Canadian Licensees at the next annual stockholders' meeting or, if so requested by Licensee, at a special meeting of the Canadian Licensees called by Serta for such purpose within 10 days after it receives such request. At such meeting the Canadian Licensees may consent to such assignment by affirmatively voting therefor in accordance with Serta's By-laws. Such vote shall be final and binding on Serta and Licensee.

         12. Option to Purchase. In the event that the license hereby granted is terminated for any reason whatsoever, or in the event Licensee ceases to be a stockholder of Serta, then in either such event Serta shall have an exclusive, irrevocable option to purchase within 90 days of the occurrence of such event any and all materials, such as units, ticking, border, etc., then on hand with the Licensee specified for use in or as Serta Products at the


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market price of such materials determined as of the date of the occurrence of such event.

         13. Construction. This License Agreement supersedes all prior agreements and contracts whatsoever between the parties, provided, however, that this License Agreement is subject to a Memorandum of Agreement of even date herewith, in the form attached to this License Agreement. The terms and provisions of this License Agreement are severable and, if any part hereof shall be held invalid of unenforceable for any reason, the remaining provisions hereof shall not be invalidated but shall remain in full force and effect.

         14. Assignment of Trademarks and Trade Names. Licensee hereby assigns to Serta all trademarks and trade names now or hereafter registered and used by Licensee in conjunction with the name Serta or any of the trademarks or trade names now or hereafter owned by Serta; provided, however, in the event Licensee wishes to employ, register or cause to be registered a trademark or trade name in conjunction with the name Serta or any of the trademarks or trade names now or hereafter owned by Serta, Licensee shall first obtain the written consent of Serta, which will not be unreasonably withheld, and all such trademarks and trade names shall thereafter be the property of Serta and rights thereunder shall be granted to Licensee in accordance with the terms and conditions of this Licensee Agreement, as amended from time to time.

         15. Notices. All notices to be given hereunder shall be sent by United States or Canadian, as the case may be, certified mail, postage prepaid, and shall be addressed to Serta at the principal office of Serta and to Licensee at ____________________________ . All notices mailed as herein provided shall be deemed to have been received 5 days after the date of mailing. Serta and Licensee shall have the right, by notice given as herein provided, to change the mailing address to which notices to it shall be sent by the other party.

         16. Amendment. This License Agreement may be amended at any time or times, but only upon the occurrence of both of the following:

                  (a) approval by two-thirds of the whole Board of Directors of Serta; and

                  (b) approval on a per capita basis of two-thirds of all Canadian Licensees at the time such action is taken; provided, however, that for the purposes of this Paragraph 16, Licensees who hold more than one license from Serta or who are Affiliates of each other shall be counted as and may vote as one Canadian Licensee, regardless of the number of licenses held.

         IN WITNESS WHEREOF, Serta and Licensee have caused this License Agreement to be signed in their respective corporate names by their duly authorized officers, as of the day and year first above written.

SERTA, INC.                                  STAR BEDDING PRODUCTS LIMITED


By:_____________________                     By: ______________________________

                                    EXHIBIT A

                            DESCRIPTION OF TERRITORY

                                    EXHIBIT B

                SPECIFICATIONS, BY-LAWS AND RULES AND REGULATIONS

                                    EXHIBIT C

                        FORM OF INSTALLMENT NOTE FOR NSR

                                    EXHIBIT D

                        FORM OF INSTALLMENT NOTE FOR NAR